UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2015, the United States Senate confirmed the nomination of Richard Howorth to serve a new term on the TVA Board of Directors.   Director Howorth’s new term will begin after the Presidential commissioning and certain administrative matters have been completed and he has been sworn in.  The new term will expire in May 2020. Director Howorth is the chair of the People and Performance Committee and also serves on the Finance, Rates, and Portfolio Committee and the Nuclear Oversight Committee.

Director Howorth, age 64, is a resident of Oxford, Mississippi. He is the owner of Square Books, an Oxford independent bookstore he founded in 1979. Director Howorth served two terms as the mayor of Oxford, from 2001 to 2009, during which time he was chairman of the authority overseeing the Oxford Electric Department. From 2001 to 2009, he also served as a director and officer of the North Mississippi Industrial Development Association, an economic development consortium made up of power association directors and mayors of cities in 29 Mississippi counties in the TVA service area.

Director Howorth is not a party to, and does not have a direct or indirect material interest in, any transactions or arrangements with TVA other than in connection with his employment as described in this report.

Director Howorth is entitled to the benefits and arrangements applicable to his office as identified in Item 11 of TVA’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: December 15, 2015	/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President and
Chief Financial Officer

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